SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 10, 2004

HEALTHTRONICS, INC.

(Exact name of registrant as specified in its charter)

Georgia	000-30406	58-2210668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Capital of Texas Highway

Suite B-200

Austin, Texas 78746

(Address of principal executive offices including Zip Code)

(512) 328-2892

(Registrant’s telephone number, including area code)

HealthTronics Surgical Services, Inc.

1841 West Oak Parkway, Suite A, Marietta, Georgia 30062

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 10, 2004, HealthTronics, Inc. (f/k/a HealthTronics Surgical Services, Inc.) (“HealthTronics”) issued a press release announcing the closing of the merger (the “Merger”) of Prime Medical Services, Inc. (“Prime”) with and into HealthTronics pursuant to the Agreement and Plan of Merger dated June 11, 2004 between HealthTronics and Prime. HealthTronics is the surviving corporation in the Merger. As a result of the Merger, each outstanding share of Prime common stock, $0.01 par value per share, was converted into a share of common stock, no par value, of HealthTronics. The merged company will be headquartered in Austin, Texas.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As a result of the Merger, all the rights and obligations of Prime shall be assumed by and automatically vested in HealthTronics as the surviving corporation in the Merger. For more information regarding such rights and obligations, we refer you to Prime’s filings with the Securities and Exchange Commission.

Item 3.03 Material Modification to Rights of Security Holders.

In connection with the closing of the Merger on November 10, 2004, HealthTronics adopted amended and restated articles of incorporation and amended and restated bylaws that modify the rights of HealthTronics’ shareholders. The terms of HealthTronics’ amended and restated articles of incorporation and amended and restated bylaws, including the modifications on the rights of HealthTronics’ shareholders, were described on, and are incorporated herein by reference to, pages 99 through 105, under the captions “Amendments to HealthTronics’ Articles of Incorporation – Proposals 2(a)-2(g)” and “Amendment and Restatement of HealthTronics’ Bylaws”, of the Joint Proxy Statement/ Prospectus of HealthTronics and Prime filed by HealthTronics pursuant to Rule 424(b)(3) on October 7, 2004.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On November 9, 2004, HealthTronics dismissed its independent public accountants, Ernst & Young LLP (“E&Y”), and on November 10, 2004 HealthTronics selected KPMG LLP (“KPMG”) to serve as HealthTronics’ independent public accountants to audit its financial statements for the fiscal year ending December 31, 2004. KPMG’s acceptance is subject to the finalization of its standard prospective client evaluation procedures, which as of the date of this report has not been completed. The decision to dismiss E&Y and select KPMG was made by HealthTronics’ Audit Committee.

E&Y’s audit report on HealthTronics’ consolidated financial statements as of and for the fiscal year ended December 31, 2003 did not contain an adverse opinion or a disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles, except that the reports of E&Y on HealthTronics’ consolidated financial statements for the past two fiscal years contained a modification relating to HealthTronics’ change in method of accounting for goodwill.

During HealthTronics’ fiscal year ended December 31, 2003, and the subsequent interim period through November 9, 2004, there were no disagreements between HealthTronics and E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the subject matter of the disagreement in connection with its report.

During HealthTronics’ fiscal year ended December 31, 2003, and the subsequent interim period through November 9, 2004, none of the reportable events described under Item 304(a)(1)(v) of Securities and Exchange Commission’s Regulation S-K occurred.

During HealthTronics’ fiscal year ended December 31, 2003, and the subsequent interim period through November 10, 2004, the date on which KPMG was engaged, HealthTronics did not consult with KPMG regarding any of the matters or events described in Item 304(a)(2)(i) and (ii) of Securities and Exchange Commission’s Regulation S-K.

HealthTronics provided E&Y with a copy of the above disclosure. A letter from E&Y, dated November 10, 2004, stating its agreement with the statements concerning E&Y is attached hereto as Exhibit 99.1.

Item 5.01 Changes in Control of Registrant.

The Merger may have resulted in a change in control of HealthTronics as Prime stockholders held approximately 62% of the outstanding common stock of HealthTronics immediately after the Merger. In addition, Prime’s director designees constitute a majority of HealthTronics’ directors following the Merger, and Prime’s management holds a signficant portion of the HealthTronics’ management positions following the Merger. The Prime stockholders used Prime common stock as consideration for the HealthTronics common stock acquired in the Merger.

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The following directors of HealthTronics have resigned in connection with the Merger: James R. Andrews, M.D., Dr. Andreas Baenziger, Russell H. Maddox, Martin J. McGahan and J. Richard Steadman, M.D. The following directors of Prime have now become directors of HealthTronics following the Merger: R. Steven Hicks, Brad A. Hummel, Michael R. Nicolais, William A. Searles, Kenneth S. Shifrin and Perry W. Waughtal. Argil Wheelock, M.D. resigned from the positions of Chairman and Chief Executive Officer of HealthTronics and was simultaneously elected as Non-executive Chairman of HealthTronics at the time of the Merger.

R. Steven Hicks was a director of Prime from December 2002 until the closing of the Merger. In June 2000, Mr. Hicks became Chairman of Capstar Partners, LLC, an Austin based private investment company. Previously he founded Capstar Broadcasting and served as Vice Chairman of AMFM, Inc.

Mr. Hummel was Prime’s President and Chief Executive Officer and a director from June 2000 until the closing of the Merger. From October 1999 until June 2000, Mr. Hummel was Prime’s Executive Vice President and Chief Operating Officer. From 1984 to 1999, Mr. Hummel was with Diagnostic Health Services, Inc., a multi-state provider of mobile and fixed base imaging services. From 1981 to 1984, Mr. Hummel was an associate with Covert, Crispin and Murray, a Washington, D.C. and London-based management consulting firm.

Mr. Nicolais was a director of Prime from April 2002 until the closing of the Merger. Mr. Nicolais is currently President of Highlander Partners, L.P., a private investment partnership. From August 2002 to March 2004 he was Managing Director of Stephens, Inc., an investment banking firm. From March 2001 through August 2002, he was a partner of Olivhan Investments, L.P., a private investment partnership. Prior to that he spent approximately 15 years with Donaldson, Lufkin and Jenrette, also an investment banking firm. He is a member of the Board of Directors of Eagle Materials, Inc. (f/k/a Centex Construction Products, Inc.) (NYSE: EXP), a construction products company.

Mr. Searles was a director of Prime from 1989 until the closing of the Merger. He has been an independent business consultant since 1989. Before then, he spent 25 years with various Wall Street firms, the last ten of which were with Bear Stearns. In 1989, he became a director of American Physicians Service Group, Inc. (NASDAQ: AMPH), a management and financial services firm. From 1972 to 1999, Mr. Searles was the sole owner of Travelmart, Inc., a small privately-held New Jersey based travel agency.

Mr. Shifrin was Chairman of the Board of Prime from 1989 until the closing of the Merger and served as Executive Chairman until December 30, 2001. Mr. Shifrin has served in various capacities with AMPH since 1985, and is currently the Chairman of the Board and Chief Executive Officer of AMPH. In June of 2003, he became a director of Financial Industries Corporation (NASDAQ: FNINE), a Texas-based insurance company.

Mr. Waughtal was a director of Prime from December 2003 until the closing of the Merger. Since April 2000, he has been a director of KMR and Kinder Morgan G.P., Inc. He is also the Chairman and a limited partner of Songy Partners Limited, an Atlanta, Georgia based real estate investment company. Previously, he served for over 30 years as Vice Chairman of Development and Operations and as Chief Financial Officer for Hines Interests Limited Partnership, a real estate and development entity based in Houston, Texas.

Messrs. Nicolais and Waughtal will join Mr. Jackson as members of HealthTronics’ audit committee, and Mr. Waughtal will serve as chairperson of the committee.

As noted above, Argil Wheelock, M.D. resigned from the position of Chief Executive Officer (principal executive officer) at the time of the Merger. Martin J. McGahan resigned from the positions of President and Chief Operating Officer (Acting Chief Financial Officer) (principal operating officer and principal financial officer) effective as of the closing of the Merger. Also upon the closing of the Merger, Brad A. Hummel was appointed Chief Executive Officer and President and John Q. Barnidge was appointed Chief Financial Officer and Senior Vice President of HealthTronics (principal financial officer and principal accounting officer).

Mr. Hummel’s business background and experience is described above. Mr. Barnidge was Prime’s Chief Financial Officer and Senior Vice President from August 2001 until the closing of the Merger. From June 1986 to July 2001, Mr. Barnidge was a principal at Simonton, Kutac & Barnidge, LLP, an accounting firm. From 1981 to 1986, Mr. Barnidge was with Houston Oil Fields Co., an exploration and production company, as its Treasurer. From 1976 to 1981 Mr. Barnidge was an accountant with Arthur Andersen and Co.

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Mr. Hummel and Mr. Barnidge each had employment agreements with Prime that have been assumed by HealthTronics in connection with the Merger. The agreements provide for the payment of a base salary, performance bonuses and other customary benefits. Mr. Hummel’s agreement provides for an annual salary, currently $400,000, and terminates April 1, 2005. Mr. Barnidge’s agreement provides for an annual salary, currently $230,000, and terminates September 1, 2004. Each agreement entitles the employee to receive severance payments, generally equal to two times the employee’s average compensation for the past two years, if we terminate such individual’s employment without cause. The agreements also give the employees the right to terminate employment and receive severance payments in the event of a direct or indirect change of control as a result of change in ownership of HealthTronics or certain changes in the members of HealthTronics’ board of directors.

No family relationships exist among our officers or directors. Except as indicated above, no director of ours is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Item 9.01 Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements and registered independent accounting firm’s reports required to be filed by this item will be filed with the Securities and Exchange Commission as soon as practicable, but not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required to be filed by this item will be filed with the Securities and Exchange Commission as soon as practicable, but not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(c) Exhibits.

Exhibit No.	Description of Exhibit
16.1	Letter from Ernst & Young LLP regarding change in certifying accountant.

99.1	Press release dated November 10, 2004.

99.2	Pages 99 through 105, under the captions “Amendments to HealthTronics’ Articles of Incorporation – Proposals 2(a)-2(g)” and “Amendment and Restatement of HealthTronics’ Bylaws”, of the Joint Proxy Statement/ Prospectus of HealthTronics and Prime filed by HealthTronics pursuant to Rule 424(b)(3) (incorporated by reference to the Joint Proxy Statement/ Prospectus of HealthTronics and Prime filed by HealthTronics pursuant to Rule 424(b)(3) on October 7, 2004).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHTRONICS, INC.
(Registrant)

Dated: November 12, 2004	By:	/s/ Brad A. Hummel
	Name:	Brad A. Hummel
	Title:	President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
16.1	Letter from Ernst & Young LLP regarding change in certifying accountant.

99.1	Press release dated November 10, 2004.

99.2	Pages 99 through 105, under the captions “Amendments to HealthTronics’ Articles of Incorporation – Proposals 2(a)-2(g)” and “Amendment and Restatement of HealthTronics’ Bylaws”, of the Joint Proxy Statement/ Prospectus of HealthTronics and Prime filed by HealthTronics pursuant to Rule 424(b)(3) (incorporated by reference to the Joint Proxy Statement/ Prospectus of HealthTronics and Prime filed by HealthTronics pursuant to Rule 424(b)(3) on October 7, 2004).